Exhibit 10.1

Amendment No. 2 to
Employment Agreement

This Amendment No. 2 shall modify the terms of the Employment Agreement (“Agreement”) dated September 7, 2006 (the “Effective Date”), between Intelligroup, Inc. (the “Company”) and Alok Bajpai (the “Executive”). Except as expressly set forth below all other terms and conditions in the Agreement remain in full force and effect.

1. “Section 2. Term of Agreement” of the Agreement is hereby amended by replacing “two (2) years” with “four (4) years.”

2. "Section 4.1. Base Salary" of the Agreement is hereby amended by replacing "INR 55,00,000" with "INR 66,66,667".

3. "Section 4.2. Incentive Compensation Bonus" of the Agreement is hereby deleted in its entirety and replaced by:

"The Executive will be eligible to participate in the Company’s Executive Incentive Plan approved by the Board, pursuant to the terms and conditions of such plan. The Executive shall be eligible under such plan for an annual bonus equivalent to fifty percent (50%) of the Executive’s annual base salary which currently amounts to INR 33,33,333. The details of this plan will be documented and will include a combination of mutually agreed upon financial, operational, and organizational objectives."

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of September 11, 2008.

/s/ Alok Bajpai	/s/ Vikram Gulati

Executive – Alok Bajpai	Intelligroup, Inc.

Name:Vikram Gulati
Title: President and CEO